Exhibit 99.1

Zedge Announces Third Quarter Fiscal 2017 Results

New York, NY & Trondheim, Norway – June 13, 2017: Zedge, Inc. (NYSE MKT: ZDGE) today announced results for the third quarter of its fiscal year 2017, the three months ended April 30, 2017.

Third Quarter FY 2017 Operational and Financial Highlights

(Results are for the 3rd quarter FY 2017 and are compared to the 3rd quarter FY 2016 except where otherwise noted.)

■	MAU (Monthly Active Users) for the last 30 days of the quarter increased 0.3% to 31.7 million, and decreased 5.1% compared to Q2 FY2017;

■	Total installs were 260.4 million at April 30, 2017, an increase of 28.5% compared to April 30, 2016;

■	Revenue decreased 1.7% to 2.5 million;

■	Average revenue per MAU derived from our apps (ARPMAU) increased year-over-year for the second consecutive quarter, rising 0.8% to $0.0249 and increasing 5.1% sequentially;

■	Loss from operations was $193 thousand compared to income from operations of $243 thousand;

■	Net loss per diluted share of $0.02 compared to diluted EPS of $0.04;

■	Working capital – current assets less current liabilities - increased to $5.3 million at April 30, 2017 from $3.9 million at April 30, 2016.

Management Remarks

“Zedge is focused on expanding MAU and revenue, especially across well developed markets where we can command more attractive advertising rates. In particular, we are committed to ensuring that our users find fresh, high quality content that matches their needs and expectations,” said Tom Arnoy, Zedge’s Co-founder and CEO.

“We have streamlined operations in order to shorten the time it takes to complete projects that will impact user growth while deprioritizing projects that do not immediately align with this goal. Specifically, we have been reworking ‘Search’ which currently generates close to 100 million queries monthly and expect that the makeover will provide a more powerful content discovery tool. In addition, we are changing the way we display content in order to drive inspiration and promote engagement.

“We are excited to announce that earlier today we launched a public beta of an entirely new content publishing platform that makes it easy and rewarding for creators to contribute their art directly from their mobile devices as well as from their desktops. This new platform should significantly improve the variety, timeliness and relevancy of the content available to our users.

“In the iOS universe, we continue to make progress after being removed from the iTunes store in early 2016. We recently launched a ‘Premium Ringtones & Marimba Remixes’ iTunes app, and we are building out our content catalogue and scaling our user base. Furthermore ‘Zedge Wallpapers’ on iOS is now benefitting from content focused updates that have significantly improved the app’s ratings.

“In summarizing the quarter I would highlight our doubling down on projects that we expect to put us back on a growth trajectory especially across higher value geographies, and executing with excellence on a highly focused set of user and content-centric initiatives.”

Jonathan Reich, CFO and COO of Zedge, added, “If we are successful in executing on our growth initiatives, we expect to realize a disproportionate benefit from improving ARPMAU. The third quarter’s 5.1% sequential increase in app ARPMAU, which we achieved despite it being a seasonally slow period, reflects how attractive our user base is to advertisers. We continue mining ways to unlock value including the introduction of new ad units and offering the ability to purchase premium ringtones. We will also test several new monetization layers in the months to come which will likely add incremental revenue to our existing monetization stack. Our strategic focus on content will drive long term, sustainable user growth and increased customer value.”

Financial Results by Quarter (in thousands of USD)

	Q3 FY2017	Q2 FY2017	Q3 FY2016	Change 3Q16 to 3Q17
Revenues	$2,530	$2,572	$2,573	(1.7%)
Direct cost of revenue	$406	$412	$327	+24.2%
SG&A	$2,151	$2,314	$1,781	+16.3%
Depreciation & amortization	$166	$184	$153	+8.2%
(Loss) income from operations	$(193)	$(338)	$243	$(436)
Net (loss) gain from FX and other	$(46)	$(10)	$128	$(175)
Provision for (benefit from) income taxes	-	$(22)	$45	$(45)
Net (loss) income	$(239)	$(327)	$326	$(565)
Diluted (loss) earnings per share	$(0.02)	$(0.03)	$0.04	$(0.06)
Total current assets less total current liabilities	$5,298	$5,808	$3,895	+36.0%

Earnings Conference Call

Zedge’s management will host an earnings conference call today beginning at 5:00 PM Eastern. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

To participate in the call, please dial toll-free 1-888-317-6003 (from the U.S.) or 1-412-317-6061 (outside the U.S.) at least five minutes before the 5:00 PM Eastern start, ask for the Zedge earnings conference call, and enter the conference ID: 4571853.

Following the call and continuing through June 20, 2017, a replay will be available through the Zedge investor relations website and by calling 1-877-344-7529 (US toll free) or 1-412-317-0088 (international) and entering the Replay Access Code: 10108387.

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Forward Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

About Zedge

Zedge is a content platform, and global leader in smartphone personalization, with more than 260 million app installs and 31 million monthly active users. People use Zedge to make their smartphones more personal - to express their emotions, tastes and interests using wallpapers, icons, widgets, ringtones and more. The Zedge platform enables brands, artists and creators to share their smartphone personalization content with their fans in order to extend their reach, reinforce their message and gain valuable insight into how customers interact with their content.

Contact:

Jonathan Reich

ir@zedge.net

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ZEDGE, INC.

CONSOLIDATED BALANCE SHEETS

	April 30, 2017	July 31, 2016
	(Unaudited)	(Note 1)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$5,082	$5,978
Trade accounts receivable, net of allowance for doubtful accounts of $0 at April 30, 2017 and July 31, 2016	1,790	1,668
Prepaid expenses	131	210
Other current assets	313	107
Total current assets	7,316	7,963
Property and equipment, net	2,586	1,843
Goodwill	2,325	2,361
Other assets	260	266
Total assets	$12,487	$12,433
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$45	$36
Accrued expenses	1,916	1,487
Deferred revenue	1	15
Due to IDT Corporation	56	299
Total current liabilities	2,018	1,837
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at April 30, 2017 and July 31, 2016	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 9,123 and 8,819 shares issued and outstanding at April 30, 2017 and July 31, 2016, respectively	91	88
Additional paid-in capital	21,380	21,045
Accumulated other comprehensive loss	(879)	(817)
Accumulated deficit	(10,128)	(9,725)
Total stockholders’ equity	10,469	10,596
Total liabilities and stockholders’ equity	$12,487	$12,433

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ZEDGE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2016	2017	2016
	(in thousands, except per share data)
Revenues	$2,530	$2,573	$7,485	$8,661
Costs and expenses:
Direct cost of revenues (exclusive of amortization of capitalized software and technology development costs included below)	406	327	1,186	932
Selling, general and administrative	2,151	1,850	6,222	5,316
Depreciation and amortization	166	153	487	470
Write-off of capitalized software and technology development costs	—	—	9	—
(Loss) income from operations	(193)	243	(419)	1,943
Interest and other income (loss)	6	(1)	14	2
Net (loss) gain resulting from foreign exchange transactions	(52)	130	(19)	(31)
(Loss) income before income taxes	(239)	372	(424)	1,914
(Provision for) benefit from income taxes	—	(46)	21	(152)
Net (loss) income	(239)	326	(403)	1,762
Other comprehensive (loss) income:
Changes in foreign currency translation adjustment	(121)	266	(62)	107
Total other comprehensive (loss) income	(121)	266	(62)	107
Total comprehensive (loss) income	$(360)	$592	$(465)	$1,869
(Loss) earnings per share attributable to Zedge, Inc. common stockholders:
Basic	$(0.02)	$0.04	$(0.04)	$0.22
Diluted	$(0.02)	$0.04	$(0.04)	$0.20
Weighted-average number of shares used in calculation of (loss) earnings per share:
Basic	9,595	8,199	9,423	8,174
Diluted	9,595	9,186	9,423	9,027

See accompanying notes to consolidated financial statements.

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ZEDGE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended April 30,
	2017	2016
	(in thousands)
Operating activities
Net (loss) income	$(403)	$1,762
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	487	470
Deferred income taxes	4	—
Stock-based compensation	209	10
Write-off of capitalized software and technology development costs	9	—
Change in assets and liabilities:
Trade accounts receivable	(122)	(158)
Prepaid expenses and other current assets	(184)	6
Other assets	2	(13)
Trade accounts payable and accrued expenses	442	305
Due to IDT Corporation	(243)	89
Deferred revenue	(14)	(1)
Net cash provided by operating activities	187	2,470
Investing activities
Capitalized software and technology development costs and purchase of equipment	(1,240)	(680)
Net cash used in investing activities	(1,240)	(680)
Financing activities
Proceeds from exercise of stock options	167	9
Net cash provided by financing activities	167	9
Effect of exchange rate changes on cash and cash equivalents	(10)	7
Net (decrease) increase in cash and cash equivalents	(896)	1,806
Cash and cash equivalents at beginning of period	5,978	2,170
Cash and cash equivalents at end of period	$5,082	$3,976

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